UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MPAA	The Nasdaq Global Select Market

Item 2.02.	Results of Operations and Financial Condition

On August 10, 2020, Motorcar Parts of America, Inc. (the “Company”) issued a press release announcing its earnings for the fiscal quarter ended June 30, 2020 which is being furnished as Exhibit 99.1. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The attached exhibit includes non-GAAP adjusted gross profit and non-GAAP adjusted gross margin. The Company believes that these supplemental non- GAAP financial measures, when presented together with the corresponding GAAP financial measures, provide useful information to investors and management regarding financial and business trends relating to its business. However, non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures as a supplement to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

The Company makes adjustments to the following items to calculate its non-GAAP financial measures:

New product line start-up costs and transition expenses. These are start-up costs incurred prior to recognizing sales for the launch of new product lines and costs of ramping up production. Transition expenses are costs incurred in connection with the expansion of the Company’s operations in Mexico. The Company excluded start-up and ramp-up costs, and transition expenses because they do not reflect the Company’s operations on an ongoing basis and excluding such costs enables period-over period comparability.

Revaluation - cores on customers’ shelves. On a quarterly basis, the Company revalues cores on customers’ shelves, which are included as part of contract assets on the balance sheet. The revaluation is in accordance with the Company’s accounting policies on contract assets. The impact of this revaluation is reflected in cost of goods sold. The Company excluded the revaluation for cores on customers’ shelves because the core inventory on the customers’ shelves is not consumed or realized in cash during the Company’s normal operating cycle, and is not used by management to assess the profitability of its business operations.

(Income) loss related to under return of cores. The Remanufactured Core value is recorded as a net revenue based upon the estimate of Used Cores that will not be returned by the customer for credit. The Company excluded this (income) loss related to under return of cores to be consistent with the Company’s exclusion for the revaluation of cores on customers’ shelves, as explained above.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished with this Current Report pursuant to Item 2.02:

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: August 10, 2020	/s/ David Lee
David Lee
Chief Financial Officer